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                           SEAGULL ENERGY CORPORATION


                                                                    EXHIBIT 23.3


                   CONSENT of INDEPENDENT PETROLEUM ENGINEERS


         We hereby consent to the use of our name under the heading "Oil and Gas Operations" of Item 1 in the Annual Report on Form 10-K (the Form 10-K) for the year ended December 31, 1998, of Seagull Energy Corporation and Subsidiaries (the Company) and the incorporation by reference of the Form 10-K into the Company's registration statements on Form S-8 (Nos. 2-72014, 2-80834, 33-14463, 33-43483, 33-50643, 33-50645, 33-64041, 333-13393 and 333-71375), Forms S-8 and
S-3 (Nos. 2-93087 and 33-22475), Form S-3 (Nos. 33-53729, 33-65118, 33-64051 and
333-34841) and Form S-4 (No. 333-68679).





                           /s/ DeGolyer and MacNaughton

                           DeGOLYER AND MacNAUGHTON



Dallas, Texas
February 12, 1999